EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

   The undersigned, William A. Mathies, the Chief Executive Officer (Principal Executive Officer), of Sun Healthcare Group, Inc. (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certifies that:

(i)   the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2011	/s/ William A. Mathies
William A. Mathies